
                                  Exhibit 11.1

                              Lamcor, Incorporated

                        Computation of Earnings Per Share



                                                                           Fiscal Years Ended September 30,

                                                                     1996                  1995               1994
                                                                     ----                  ----               ----
Primary
         Average shares outstanding                               1,382,667            1,341,542            1,328,542
         Net effect of dilutive stock options, based
                  on the treasury stock using method
                  average market price                              377,263              273,559              119,773
                           Total                                  1,759,930            1,615,101            1,448,315
                                                                  =========            =========            =========

Net income                                                         $352,458             $358,795            $176,918

Net income per share                                                 $.20                 $.22                $.12



Fully Diluted
         Average shares outstanding                               1,382,667            1,341,542            1,328,542
         Net effect of dilutive stock options, based
                  on the treasury stock method using
                  average market price                              385,144              371,458              122,941
                           Total                                  1,767,811            1,713,000            1,451,483
                                                                  =========            =========            =========

Net income                                                         $352,458             $358,765            $176,918

Net income per share                                                 .20                  .21                  .12